Exhibit 14.2


          INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT


We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 20, 2004 relating to the financial statements and financial highlights of North Track Government Fund, a series of North Track Funds, Inc. appearing in the Annual Report of North Track Funds, Inc. for the year ended October 31, 2004.


/s/ Deloitte & Touche LLP
Chicago, Illinois
February 3, 2005